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                                                                    EXHIBIT 99.1

       CERTIFICATION OF CO-CHIEF EXECUTIVE OFFICERS UNDER 18 U.S.C.SS.1350

     We, William R. Cruz and Ralph L. Cruz, Co-Chairmen of the Board and Co-Chief Executive Officers of TradeStation Group, Inc., hereby certify, to our respective knowledge, that:

     The Quarterly Report on Form 10-Q of TradeStation Group, Inc. for the quarter ended September 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of TradeStation Group, Inc.

     The foregoing certification is being furnished solely pursuant to 18 U.S.C. ss.1350 and is not being filed as part of the Report or as a separate disclosure document.



November 13, 2002                              /s/ William R. Cruz
-----------------                              ------------------------------
Date                                           William R. Cruz
                                               Co-Chairman of the Board
                                               and Co-Chief Executive Officer



November 13, 2002                              /s/ Ralph L. Cruz
-----------------                              ------------------------------
Date                                           Ralph L. Cruz
                                               Co-Chairman of the Board
                                               and Co-Chief Executive Officer